As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KBW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4055775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

787 Seventh Avenue
New York, New York 10019
(212) 887-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mitchell B. Kleinman
General Counsel and Executive Vice President
KBW, Inc.
787 Seventh Avenue
New York, New York 10019
(212) 887-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Michael T. Kohler Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price(1)(3)	Amount of registration fee(2)
Common Stock, $.01 par value per share
Preferred Stock, $.01 par value per share
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)
This Registration Statement also registers, where required, an indeterminate amount of securities that may be reoffered and resold by Keefe, Bruyette & Woods, Inc. and other affiliates of the registrant in market-making transactions.

PROSPECTUS

KBW, Inc.

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.

We will provide specific terms of any offering of these securities in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “KBW.”

Investing in our securities involves risks.  You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the information incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We or any selling shareholder may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is June 17, 2011.

TABLE OF CONTENTS

Prospectus

Page

About this Prospectus	ii
Where You Can Find More Information	ii
Special Note Regarding Forward-Looking Statements	iii
The Company	1
Risk Factors	2
Ratios of Earnings to Fixed Charges	3
Use of Proceeds	3
Description of the Securities	3
Selling Security Holders	3
Plan of Distribution (Conflicts of Interest)	4
Legal Matters	4
Experts	4

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  Under the automatic shelf process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “KBW,” “KBW, Inc.,”  “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean KBW, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise indicates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our common stock is listed and traded on the New York Stock Exchange, or “NYSE”. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.kbw.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Definitive Proxy Statement on Schedule 14A filed on May 6, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Our Current Reports on Form 8-K filed on February 8, 2011, February 17, 2011, March 24, 2011 and June 15, 2011; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 8, 2006.

ii

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Alan Oshiki
Investor Relations
KBW, Inc.
787 Seventh Avenue
New York, New York, 10019
(866) 529-2339

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by our company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, including those discussed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010.

        We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

iii

THE COMPANY

          We are a full service investment bank specializing in the financial services industry. Since our founding in 1962, our commitment to this industry, our long-term relationships with clients and our recognized industry expertise have made us a trusted advisor to our corporate clients and a valuable resource for our institutional investor customers. We have built our reputation for excellence in financial services on the basis of our research platform, our senior professionals, our track record of market innovation, and the strength of our execution capabilities.

          Our business is organized into four general service offerings: (i) investment banking, including mergers and acquisitions (“M&A”) and other strategic advisory services, equity and fixed income securities offerings, and mutual thrift conversions, (ii) equity and fixed income sales and trading, (iii) research that provides fundamental, objective analysis that identifies investment opportunities and helps our investor customers make better investment decisions, and (iv) asset management, including investment management and other advisory services to institutional clients and private high net worth clients and various investment vehicles.

          Within our full service business model, our focus includes bank and thrift holding companies, banking companies, thrift institutions, insurance companies, broker-dealers, mortgage banks, asset management companies, mortgage and equity real estate investment trusts (“REITs”), consumer and specialty finance firms, financial processing companies and securities exchanges. As of December 31, 2010, our research department covered an aggregate of 678 financial services companies, including 464 companies in the United States and Canada, 136 in Europe and 78 in Asia. Our revenues are derived from a broad range of products and sectors within the financial services industry.

           We have traditionally emphasized serving investment banking clients in the small and mid cap segments of the financial services industry, market segments that we believe have traditionally been underserved by larger investment banks. We are dedicated to building long-term relationships and growing with our clients, providing them with capital raising opportunities and strategic advice at every stage of their development. We have continued to provide services to many of our clients as they have grown to be large cap financial institutions. We have also provided financial advisory services to large cap financial services companies who were not previously long-term investment banking clients.

           We provide our investment banking, sales and trading and research services in the U.S., Europe and Asia through three wholly-owned operating subsidiaries: Keefe, Bruyette & Woods, Inc., a U.S. registered broker dealer headquartered in New York; Keefe, Bruyette & Woods Limited, an investment firm in London, U.K. authorized and regulated in the U.K. by the Financial Services Authority and Keefe, Bruyette & Woods Asia Limited, an investment firm headquartered in Hong Kong licensed and regulated in Hong Kong by the Securities and Futures Commission. We have additional offices in the U.S. in Atlanta, Boston, Chicago, Hartford, Houston, Richmond (Virginia) and San Francisco and an office in Tokyo, Japan. We manage these subsidiaries and provide these services as a single business available to our clients and customers on a global basis. Our research is prepared for global distribution, and we have sales, trading and investment banking personnel in each jurisdiction able to provide access to any of the markets we serve.

          Our wholly-owned asset management subsidiary, KBW Asset Management, Inc., a U.S. registered investment advisor, is headquartered in New York. We also invest in privately placed securities and limited partnerships for strategic purposes and make strategic principal investments in publicly traded securities.

          The year 2011 will mark the tenth anniversary of the tragedies of September 11, 2001, which directly affected our company. Our headquarters in the World Trade Center was destroyed and 67 employees, nearly half of our New York staff, perished that day. Five of our nine board members, including our co-CEO and Chairman, died. The employees of several departments, including equity trading and fixed income sales and trading and research, were nearly completely lost. Despite these losses, the depth of experience and longevity of our employee base and their personal commitment to rebuilding our company left us with people with the knowledge and commitment to continue, renew and significantly grow our business. After September 11, 2001, we actively reconstituted and grew our company from 157 surviving employees to 585 employees as of December 31, 2010, while striving to continue

1

the nearly half-century old tradition of camaraderie among employees and to provide “best in class” service to customers.

          Our principal executive office is located at 787 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 887-7777.

RISK FACTORS

          You should carefully consider, among other things, the risks and other matters that are identified or discussed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

2

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

		Year ended December 31,
	Three months ended March 31, 2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	6.2 x	8.7 x	8.4 x	- (2)	3.7 x	7.2 x

(1)
The ratio of earnings / (losses) to fixed charges was computed by dividing earnings / (losses) available for fixed charges by fixed charges.  Fixed charges consist of interest expense, including the  interest portion of operating lease rental expense (interest factor deemed to be one-third of operating lease rental expense).

(2)
Earnings / (losses) available for fixed charges for the year ended December 31, 2008 were inadequate to cover total fixed charges. Additional income before income tax expense of $102.0  million would have been necessary to bring the ratio to 1.0.

We do not calculate ratios of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by KBW of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.  Net proceeds may be temporarily invested prior to use. We will not receive the net proceeds of any sales by selling shareholders.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

  •  shares of common stock;

  •  shares of preferred stock;

  •  depositary shares;

  •  debt securities, which may be senior or subordinated;

  •  warrants;

  •  stock purchase contracts; or

  •  stock purchase units.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, depositary shares, senior or subordinated debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

3

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Keefe, Bruyette & Woods, Inc., our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may participate in distributions of the offered securities.  Accordingly, offerings of offered securities in which Keefe, Bruyette & Woods, Inc. participates will conform to the requirements set forth in FINRA Rule 5121 and/or any other rule which might complement or substitute said provision. Furthermore, Keefe, Bruyette & Woods, Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior approval of the customer.  In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Sidley Austin llp, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of our internal control over financial reporting as of December 31, 2010 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports relating to the consolidated financial statements, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

4

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee			$(1)
Rating agency fees		+
Legal fees and expenses		+
Accounting fees and expenses		+
Blue Sky fees and expenses		+
FINRA filing fees		+
Trustee’s fees and expenses		+
Printing and engraving		+
Miscellaneous		+

Total	$	+

(1) Deferred in reliance upon Rule 456(b) and 457(r).
+ Estimated expenses are not presently known.

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and By-laws provide for indemnification by the Registrant of its directors and officers and any individual serving at the corporation’s request as a director, officer, employee or agent of another organization to the fullest extent authorized by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. Change of control agreements entered into by and between the Registrant and each of Mitchell B. Kleinman and Robert Giambrone, executive officers of the Registrant, provide that, in the event of a change of control event (as defined in the agreements), during the employment of such executive and for seven years following his date of termination, the Registrant shall provide the executive with indemnification and directors’ and officers’ liability insurance coverage as in effect at any time during the 120-day period immediately preceding a change of control of the Registrant, or, if more favorable to the executive, as in effect generally at any time thereafter with respect to other peer executives, or directors, of the Registrant and affiliated companies. In addition, employment agreements entered into by and between the Registrant and each of John G. Duffy, Thomas B. Michaud and Andrew M. Senchak, executive officers of the Registrant, provide that the Registrant shall indemnify them to the fullest extent permitted by law and that such indemnity continues even after the executive has ceased to be an officer, director, agent or employee of the Registrant. The indemnification provisions in the afore-mentioned agreements may be sufficiently broad to permit indemnification of executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Delaware General Corporation Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation or otherwise as a matter of law.

Reference is made to the form of Underwriting Agreement which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.

Item 16.  Exhibits

1.1	Form of Underwriting Agreement (a)
3.1
Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to KBW, Inc.’s quarterly report on Form 10-Q with respect to the quarter ended September 30, 2007 filed on November 13, 2007)

3.2	Second Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to KBW, Inc.’s current report on Form 8-K filed on October 22, 2008)
4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-1/A (No. 333-136509) filed on September 28, 2006)
4.4	Form of preferred stock certificate of designation (a)
4.5	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt) (a)
4.6	Form of senior debt security (a)
4.7	Form of subordinated debt security (a)
4.8	Form of Warrant Agreement (including form of warrant) (a)
4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate) (a)
4.10	Form of Unit Agreement (including form of unit certificate) (a)
5.1	Opinion of Sidley Austin llp, regarding the legality of the securities being registered (b)
12.1	Computation of ratio of earnings to fixed charges (b)
23.1	Consent of KPMG LLP (b)
23.2	Consent of Sidley Austin llp (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (included as part of the signature page hereof)
25.1	Statement of Eligibility of the Senior Debt Trustee on Form T-1 (a)
25.2	Statement of Eligibility of the Subordinated Debt Trustee on Form T-1 (a)

(a)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(b)	Filed herewith.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 17, 2011.

KBW, INC.

By:	/s/ John G. Duffy
Name: John G. Duffy
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Robert Giambrone, Mitchell B. Kleinman and Brian W. Heller, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2011.

Signature	Title

/s/ John G. Duffy	Director, Chairman and Chief Executive Officer
John G. Duffy	(Principal Executive Officer)

/s/ Robert Giambrone	Chief Financial Officer
Robert Giambrone	(Principal Financial and Accounting Officer)

/s/ Andrew M. Senchak
Andrew M. Senchak	Director

/s/ Thomas B. Michaud
Thomas B. Michaud	Director

/s/ Daniel M. Healy
Daniel M. Healy	Director

/s/ Christopher M. Condron
Christopher M. Condron	Director

/s/ James K. Schmidt
James K. Schmidt	Director

/s/ Michael J. Zimmerman
Michael J. Zimmerman	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (a)
3.1
Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to KBW, Inc.’s quarterly report on Form 10-Q with respect to the quarter ended September 30, 2007 filed on November 13, 2007)

3.2	Second Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to KBW, Inc.’s current report on Form 8-K filed on October 22, 2008)
4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to KBW, Inc.’s registration statement on Form S-3 (No. 333-153355) filed on September 5, 2008)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to KBW, Inc.’s registration statement on Form S-1/A (No. 333-136509) filed on September 28, 2006)
4.4	Form of preferred stock certificate of designation (a)
4.5	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt) (a)
4.6	Form of senior debt security (a)
4.7	Form of subordinated debt security (a)
4.8	Form of Warrant Agreement (including form of warrant) (a)
4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate) (a)
4.10	Form of Unit Agreement (including form of unit certificate) (a)
5.1	Opinion of Sidley Austin llp, regarding the legality of the securities being registered (b)
12.1	Computation of ratio of earnings to fixed charges (b)
23.1	Consent of KPMG LLP (b)
23.2	Consent of Sidley Austin llp (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (included as part of the signature page hereof)
25.1	Statement of Eligibility of the Senior Debt Trustee on Form T-1 (a)
25.2	Statement of Eligibility of the Subordinated Debt Trustee on Form T-1 (a)

(a)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(b)	Filed herewith.